                                                                      Exhibit 32

        CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of International Flavors &
Fragrances Inc. (the "Company") for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), Robert M. Amen, as Chief Executive Officer of the Company, and
Douglas J. Wetmore, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the
Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 22, 2007

By:  /s/ Robert M. Amen
    -------------------------
Name: Robert M. Amen
Title: Chairman of the Board and
       Chief Executive Officer

By:  /s/ Douglas J. Wetmore
    -------------------------
Name: Douglas J. Wetmore
Title: Senior Vice President and
       Chief Financial Officer